Deloitte & Touche LLP
250 East Fifth Street
P. O. Box 5340
Cincinnati, Ohio  45201-5340

Telephone (513)784-7100

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration
Statement Nos. 2-67785, 2-91016, 33-00158, 33-48194 and 33-
48195 of ACCESS Corporation on Forms S-8 of our reports dated May 31, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of ACCESS
Corporation for the year ended April 30, 1995.







DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Cincinnati, Ohio
July 21, 1995